Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91700 on Form S-8 of our reports dated April 5, 2006, relating to the consolidated financial statements and financial statement schedule of Aéropostale, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Aéropostale, Inc. for the year ended January 28, 2006.

DELOITTE & TOUCHE LLP

New York, New York
April 5, 2006

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